Exhibit 10.72

EXECUTION COPY
CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY [***], HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 24B-2 UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.
SECOND AMENDMENT TO COOPERATIVE BROKERAGE AGREEMENT

This SECOND AMENDMENT TO COOPERATIVE BROKERAGE AGREEMENT (this “Second Amendment”) is made as effective as of the Second Amendment Effective Date, and is by and among REALHome Services and Solutions, Inc., a Florida corporation (“RHSS, Inc.”), REALHome Services and Solutions - CT, Inc., a Connecticut corporation (“RHSS CT”), and New Residential Sales Corp., a Delaware Corporation (“NRZ Brokerage”).

Recitals
Whereas, on August 28, 2017, RHSS, Inc., RHSS CT, and NRZ Brokerage entered into that certain Cooperative Brokerage Agreement (as amended, the “CBA”);
Whereas, RHSS, Inc., RHSS CT, and NRZ Brokerage desire to amend the CBA, in the manner set forth herein; and
Whereas, capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the CBA.
Agreement
Now, therefore, in consideration of the premises and mutual promises herein made, and in consideration of the representations, warranties, and the covenants herein contained, each of parties agree as follows:
1.    Section 2(b) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 2(b) of the CBA, as follows:
“(b)    “Acquisition Date” means, with respect to a given Portfolio, the first date upon which such Portfolio meets the definition of a Covered Portfolio.”
2.    Section 2(q) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 2(q) of the CBA, as follows:
“(q)    “Covered Portfolios” means, individually or collectively,
(i)    All Portfolios identified on Exhibit 1A attached hereto to the extent New Residential acquires the corresponding MSR Bundle; provided, however, that those Portfolios that are identified in a single written notification as HLSS Portfolios by New Residential to Altisource at least one (1) day prior to the Second Amendment Effective Date shall not be deemed Covered Portfolios until the business day following the Second Amendment Effective Date (all Portfolios in this subparagraph (q)(i) collectively being, the “HLSS Portfolios”);
(ii)    All Portfolios associated with any MSR Bundle that New Residential (1) acquires from Ocwen, or (2) acquires from an entity into which Ocwen merged or which acquired Ocwen or all or substantially all of Ocwen’s assets (collectively “Ocwen Successors”), provided, however, that Portfolios associated with any MSR Bundle that New Residential acquires from an Ocwen Successor shall be Covered Portfolios only if Ocwen owned the MSR Bundle immediately prior to the transaction pursuant to which the Ocwen Successor acquired the MSR Bundle (collectively, the “Ocwen Portfolios”). Upon the transfer of any MSR Bundle to New Residential from Ocwen with respect to a Portfolio under this paragraph (ii), NRZ Brokerage will deliver to RHSS a schedule (to be attached hereto as Exhibit 1B) of the Portfolios within the Ocwen Portfolios, which schedule shall be updated in the event that New Residential acquires additional Portfolios from Ocwen;

(iii)    Only upon PHH Mortgage Corporation’s approval of RHSS as a vendor, all Portfolios identified on Exhibit 2 attached hereto (collectively, the “PHH Portfolios”) to the extent New Residential acquires the corresponding MSR Bundle for the related Portfolio; and”
(iv)    Any other Portfolios that correspond to any MSR Bundle that NRZ Brokerage and RHSS agree in writing from time to time that will be subject to this Agreement. Upon such agreement, NRZ Brokerage will deliver to RHSS a schedule of the Portfolios that shall become Covered Portfolios pursuant to this subparagraph (q)(iv), which schedule shall become an exhibit hereto and shall be updated in accordance with the Parties’ agreement.”
3.    Section 2(tt) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 2(tt) of the CBA, as follows:
“(tt)    “Portfolio” means a collection of mortgage loans that are the subject of a corresponding MSR Bundle.”
4.    Section 2 of the CBA is hereby amended to insert the following subsections (rrr), (sss), (ttt) and (uuu) at the end of such Section 2, as follows:
“(rrr)    “MSR Bundle” means (1) either the MSRs or New Rights to MSR for the related Portfolio and (2) the right to sell the related REO Properties that previously secured loans in such Portfolio.
(sss)    “New Ocwen Contract” means that certain Brokerage Services Agreement entered into between Ocwen Loan Servicing, LLC and New Residential (and for purposes of Section 8 thereto, New Residential Mortgage LLC), on and as of the Second Amendment Effective Date, under which New Residential obtains the right to designate the broker to market and list REO Properties associated with the Portfolios identified pursuant to Section 2(q)(i) herein.”
(ttt)    “New Rights to MSR” means a right to an economic interest in a MSR together with a right to designate the broker to market and list REO Properties associated with such a MSR, but only to the extent New Residential acquires both such rights after August 28, 2017; provided, however, that for the avoidance of doubt, the right to an economic interest in a MSR need not be acquired at the same time or as part of the same transaction as the right to designate the broker in order for the acquisition of both rights to constitute New Rights to MSR.
(uuu)    “Second Amendment Effective Date” means January 18, 2018.”
5.    Section 4 of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 4 of the CBA, as follows:
“4.    [Intentionally Omitted.]”
6.    The first sentence of Section 5(a)(1) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following first sentence of Section 5(a)(i) of the CBA, as follows:
“(i)    With respect to Subject REO Referrals that are from the HLSS Portfolio or the Ocwen Portfolio, in each case other than Existing REO Referrals, [***] REO Properties, or [***] REO Properties, which referral occurs prior to the date that is the earlier of (1) [***] months after the Acquisition Date related to the corresponding MSR Bundle for the Portfolio containing the loan that was previously secured by such REO Property, and (2) [***] months from the date of this Agreement:”
7.    The first sentence of Section 5(a)(ii) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following first sentence of Section 5(a)(ii) of the CBA, as follows:
(ii)    With respect to Subject REO Referrals, in each case other than Existing REO Referrals, [***] REO Properties, or [***] REO Properties, that are from (1) the HLSS Portfolio or the Ocwen Portfolio, which referral occurs on or after the date which is the earlier of (a) [***] months after the Acquisition Date related to the corresponding MSR Bundle for the Portfolio containing the loan that was previously secured by such REO Property, and (b) [***] months from the date of this Agreement, or (2) the PHH Portfolio, which referral occurs at any time during the term of this Agreement:

8.    Section 5(b) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 5(b) of the CBA, as follows:
“(b)    Payment of Commissions.
(i)    It is the intent of the Parties that Commissions be paid to NRZ Brokerage by the escrow agent from the proceeds at the closing of the sale of any Subject REO Referrals (“Closing”). RHSS shall wire or cause to be wired, the Commissions, in immediately available funds, to the bank account designated by NRZ Brokerage to RHSS in writing. RHSS shall provide NRZ Brokerage’s wiring instructions to the escrow agent. RHSS shall cause the Commissions to be documented in the relevant settlement statement prior to or at Closing.
(ii)    With regard to the periods (A) between the date of this Agreement and the Second Amendment Effective Date, and (B) from and after April 1, 2018: RHSS shall pay (or cause to be paid) to NRZ Brokerage (1) ninety percent (90%) of the total Commissions due NRZ Brokerage pursuant to Section 5 arising out of sales of Subject REO Referrals within five (5) business days following the Closings for such sales of Subject REO Referrals and (2) inclusive of the amounts paid under clause (ii)(1), one hundred percent (100%) of the total Commissions due NRZ Brokerage pursuant to Section 5 arising out of sales of Subject REO Referrals within fifteen (15) business days following the Closings for such sales of Subject REO Referrals.
(iii)    With regard to the period between the Second Amendment Effective Date, and March 31, 2018: RHSS shall pay (or cause to be paid) to NRZ Brokerage (A) ninety percent (90%) of the total Commissions due NRZ Brokerage pursuant to Section 5 arising out of sales of Subject REO Referrals within ten (10) business days following the Closings for such sales of Subject REO Referrals and (B) inclusive of the amounts paid under clause (iii)(A), one hundred percent (100%) of the total Commissions due NRZ Brokerage pursuant to Section 5 arising out of sales of Subject REO Referrals within twenty (20) business days following the Closings for such sales of Subject REO Referrals.
(iv)    RHSS shall not be responsible for delays in timing of the payment of Commissions (and such delays shall not count towards the foregoing payment timelines) to the extent caused by Applicable Law restricting or precluding RHSS or the Altisource Affiliated Escrow Agent from making such payment or any litigation, court order, faulty wiring instructions provided by NRZ Brokerage and operational issues with the wiring or receiving bank.
(v)    RHSS shall use its commercially reasonable efforts to remediate any issue(s) resulting in delayed payment to NRZ Brokerage. In the event that delays in payment to NRZ Brokerage, no matter the reason for the delay, impact more than 5% of the Commissions owed to NRZ Brokerage at any given time, RHSS shall provide to NRZ Brokerage a written action plan for remediating the delays and shall provide NRZ Brokerage with monthly status reports regarding RHSS’s progress under the applicable action plan.
(vi)    NRZ Brokerage hereby provides RHSS with the authority to collect, and NRZ Brokerage will cooperate in RHSS’s collection of, any remaining amounts owed on the Commissions on NRZ Brokerage’s behalf. NRZ Brokerage understands and agrees that Commissions payable to NRZ Brokerage are its full and complete compensation under this Agreement and RHSS shall have no responsibility for any payments to other service providers unless directly engaged or agreed to in writing by RHSS. NRZ Brokerage shall provide “read-only” bank account access to RHSS for the purpose of tracking NRZ Brokerage’s receipt of Commissions; failure to do so (or to otherwise provide RHSS with substantially real-time information necessary for RHSS to determine whether all Commissions have been received by NRZ Brokerage) shall, solely with respect to the Commissions with respect to which NRZ Brokerage failed to provide such access and information, suspend any liability for RHSS due it any failure to deliver or cause to be delivered Commissions to NRZ Brokerage within the time period specified in the preceding paragraph and any termination rights associated therewith. If the monthly report shows that NRZ Brokerage has received more Commissions than to which it is entitled hereunder (due to timing issues or otherwise) or to the extent that RHSS is otherwise aware that NRZ Brokerage has received more Commissions than to which it is entitled hereunder (due to timing issues or otherwise), NRZ Brokerage shall remit such excess amounts to RHSS within two (2) business days of NRZ Brokerage’s knowledge of an overpayment or receipt of a written request from RHSS for such payment, which such request shall direct NRZ Brokerage to the monthly report that reflects such excess amounts or, if the related monthly report is insufficient for such purposes or has not been provided, shall include other supporting documentation; provided, however, that to the extent NRZ Brokerage believes that RHSS may have made a payment of Commissions to NRZ Brokerage in excess of the Commissions to which NRZ Brokerage is entitled, NRZ Brokerage shall notify RHSS of such belief within two (2) business days and shall reasonably cooperate with RHSS in investigating such excess payment.

9.    Section 8 of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 8 of the CBA, as follows:
“8.    Opportunity to Bid.    In the event that New Residential acquires any corresponding MSR Bundle in non-Covered Portfolios following execution of this Agreement, NRZ Brokerage shall provide RHSS and Altisource an opportunity to submit a proposal pursuant to which the Portfolios to which such corresponding MSR Bundle apply could become Covered Portfolios.”
10.    Section 10(a) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 10(a) of the CBA, as follows:
“(a)    The Parties’ rights under this Agreement shall continue in full force and effect and shall not be affected by the sale (or other transfer of a Covered Portfolio) by New Residential of any MSR Bundle to New Residential Affiliate.”
11.    Section 14 of the CBA is hereby amended to change the address, facsimile number or other information of RHSS for the purpose of notices to such Party, as follows:

“If to RHSS:	REALHome Services and Solutions, Inc.
1000 Abernathy Road, Suite 245
Atlanta, GA 30328
Attention: Corporate Secretary
Email: contractmanagement@altisource.com and
nrzinfo@altisource.com”

12.    Section 19(a)(vii) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 19(a)(vii) of the CBA, as follows:
“(vii)    Failure to Meet Performance Standards. By NRZ Brokerage, if RHSS’s Quarterly Performance Score for any Service Level Metric contained in the Performance Scorecard falls below the applicable threshold for such Service Level Metric specified in the Performance Scorecard for two consecutive calendar quarters; provided, however, that RHSS’s Quarterly Performance Score for any Service Level Metric contained in the Performance Scorecard for the calendar quarter commencing January 1, 2018, and ending March 31, 2018, shall not be taken into account for the purposes of the application of this subsection (vii).”
13.    Section 19(a)(viii) of the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the following Section 19(a)(viii) of the CBA, as follows:
“(viii)    Failure to Deliver Periodic Reports. By NRZ Brokerage, if RHSS fails to deliver periodic reports or other periodic deliverables by the due dates prescribed in the Vendor Management Addendum, which failure continues uncured (A) in the case of reports the Parties agree to and identify in writing are critical reports, for a period of [***] business days after the due date for such report, or (B) in the case of all other periodic reports or deliverables, for a period of [***] days after the due date for such report; provided, however, that (I) the cure period in subsection (A) above shall be extended for an additional [***] business days in the event any such failure occurs during the period between the Second Amendment Effective Date, and March 31, 2018 and (II) the cure period in subsection (B) above shall be extended for an additional [***] days in the event any such failure occurs during the period between the Second Amendment Effective Date, and March 31, 2018. For the purpose of this Section 19(a)(viii), the following are critical reports:

1.
Monthly Business Review Deck - To the extent it satisfies the reporting obligations set forth in Vendor Management Addendum Sections 2(b) and 2(c) and as also listed as numbers 1-4 (under the heading “SLA Based Operational Reporting”) in Exhibit 5B of this Agreement and 1-12 (under the heading “Non-SLA Based Operational Reporting”) in Exhibit 5B of this Agreement.

2.
Monthly New Listing report - To the extent it satisfies the reporting obligations set forth in Vendor Management Addendum Section 2(b) and as also listed as number 14 (under the heading “Non-SLA Based Operational Reporting”).

3.	Quarterly Results of Governmental Authority Examinations or Investigations - To the extent it satisfies the reporting obligation set forth in section 1(h) of the Vendor Management Addendum.

4.	Quarterly Licensing Update - To the extent is satisfies the reporting obligation set forth in Section 1(g) of the Vendor Management Addendum.

5.	Quarterly Financial Statements - To the extent it satisfies the reporting obligation set forth in section 1(k) of the Vendor Management Addendum.”

14.    Section 19(a)(xiv) of the CBA is hereby amended to insert the following sentence at the end of such Section 19(a)(xiv), as follows:
“Notwithstanding any of the foregoing, the provisions of this Section 19(a)(xiv) shall not apply to any breach by RHSS of Section 20(d) or Section 20(e) herein unless, as a direct result of a breach of such Section 20(d) Section 20(e) by RHSS in the conduct of providing brokerage services on the HLSS Portfolios, Ocwen shall first exercise its right to terminate the New Ocwen Contract pursuant to, and in compliance with, the New Ocwen Contract; and provided further, that any such right of termination of this Agreement shall apply only to those HLSS Portfolios which were the subject of the right of termination exercised by Ocwen under the New Ocwen Contract.”
15.    Section 20 of the CBA is hereby amended to insert the following subsections (d) and (e) at the end of such Section 20, as follows:
“(d)    RHSS’s employees, agents, and subcontractors, each to the extent engaged to perform licensed brokerage services as to New Rights to MSR for the related HLSS Portfolio (an “RMSR Portfolio”) under the Agreement, shall have undergone and passed a criminal background investigation (conducted or ordered by RHSS or its Affiliates) prior to performing such brokerage services. Each such background investigation shall comply with all applicable laws and shall review, at a minimum, the applicable person’s criminal record (according to county and federal level records) over the seven (7) years prior to commencement of the background investigation.
(e)    RHSS shall at all times while performing Services hereunder as to an RMSR Portfolio, carry with an insurance agency with a Best’s Insurance Reports rating of “[***]” or better: (i) worker’s compensation insurance in accordance with the laws of the governmental bodies having jurisdiction; (ii) general liability insurance in amounts not less than [***] Dollars ($[***]) per occurrence and annual aggregate for bodily injury, personal injury and property damage liability combined; (iii) automobile insurance in amounts not less than [***] Dollars ($[***]) combined single limit for bodily injury and property damage for each occurrence and annual aggregate, covering all hired and non-owned vehicles; (iv) Commercial Crime Insurance/Fidelity in the amount of [***] Dollars ($[***]) per occurrence and annual aggregate, including coverage for theft or loss of NRZ Brokerage and NRZ Brokerage property; and (v) professional liability insurance to cover errors and omissions in amounts not less than [***] Dollars ($[***]) per occurrence and annual aggregate. RHSS shall provide a certificate of insurance indicating such coverage upon request by NRZ Brokerage. The insurance required under this Section 20(e) may be in a policy or policies of insurance, primary and excess, including so-called umbrella or catastrophe form, which may also include comprehensive automobile insurance and employer’s liability insurance. The provisions of this Section 20(e) shall be in addition to (and not in lieu of) the obligations of RHSS set forth on Exhibit 5A herein.”
16.    Section D.1.a of Exhibit 6 to the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the Section D.1.a of Exhibit 6 to the CBA, as follows:
[***]
17.    Section E of Exhibit 6 to the CBA is hereby deleted in its entirety, and inserted in lieu thereof is the Section E of Exhibit 6 to the CBA, as follows:
[***]
18.    All remaining provisions of the CBA shall remain unchanged and effective and are incorporated herein by reference.
19.    This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which constitute one and the same instrument.

[The Remainder of this Page has been Intentionally Left Blank]

IN WITNESS WHEREOF, the parties have executed and delivered this Second Amendment to Cooperative Brokerage Agreement as of the date first written above.

RHSS INC.:

REALHome Services and Solutions, Inc.

By:	/s/ Min Alexander
Name:	Min Alexander
Title:	Vice President, Real Estate Services

RHSS CT.:

REALHome Services and Solutions - CT, Inc.

By:	/s/ Min Alexander
Name:	Min Alexander
Title:	Vice President, Real Estate Services

NRZ BROKERAGE:

New Residential Sales Corp.

By:	/s/ Nicola Santoro, Jr.
Name:	Nicola Santoro, Jr.
Title:	Chief Financial Officer and
Chief Operating Officer